SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017

ALL STATE PROPERTIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-12895	32-0252180
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 Glenwood Drive
Liverpool, NY 13090
(Address of principal executive offices)

(315) 451-7515
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) unde the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

The Company on December 12, 2017 announced that it is going through an 80-1 reverse split of its existing shares rounded off to 100 shares minimum round lots, and to reduce its authorized Common Stock from 7,000,000,000 to 500,000,000 Common Stock.  Therefore, its 2,964,182,540 issued Common Stock will be reduced to approximately 37,060,000 before rounding off.

The Company is a small cap development stage company and therefore desires for its long-term plan to no longer be classified as a penny stock company. The SEC defines “penny stock” to a security issued by a very small company that trades at less than $5 per share.  The SEC further states that Penny Stocks may trade infrequently, which means that it may be difficult to sell penny stock shares once you own them.  Moreover, because it may be difficult to find quotations for certain penny stocks, they may be difficult, or even impossible, to accurately price.  For those reasons as well as our intention to bring real value to our shareholders, the Company cannot reasonably defend having nearly 3 billion shares issued or having 7 billion shares authorized.  The Company plans for the near future to file a Form S-1 registration and be a fully compliant public company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

All State Properties Holdings, Inc.

Date:	December 20, 2017	By:	MAURICE PARHAM
		Name:	Maurice Parham
		Title:	CEO